AMENDMENT NO. 1
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of __________, 2004, to the Fund Participation Agreement dated as of the 27th day of August, 2004 (the "Agreement"), by and among Scudder Investments VIT Funds ("Trust"), Deutsche Asset Management, Inc. ("Adviser"), and Fidelity Security Life Insurance Company ("Life Company").

     WHEREAS, Trust, Adviser and Life Company wish to revise Appendix B to the Agreement in its entirety;

     NOW, THEREFORE, in accordance with Section 12.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:

     Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


                         SCUDDER INVESTMENTS VIT FUNDS


                         By:_______________________________________
                         Name:
                         Title:


                         FIDELITY SECURITY LIFE INSURANCE COMPANY


                         By:_______________________________________
                         Name:
                         Title:


                         DEUTSCHE ASSET MANAGEMENT, INC.


                         By:_______________________________________
                         Name:
                         Title:

                                   Appendix B
                      (Revised effective ___________, 2004)

To the Participation Agreement by and among Scudder Investments VIT Funds, Deutsche Asset Management, Inc., and Fidelity Security Life Insurance Company


List of variable separate accounts:

LPLA Separate Account One

FSL Separate Account M